Exhibit 4.3

Live Ventures Incorporated number cert.9999 shares ****9,000,000,000**** cusip 999999zz9 common stock incorporated under the laws of the state of Nevada $0.001 par value common stock this certifies that *specimen* is the owner of * nine billion and 00/100 fully paid and non-assessable shares of common stock of Live Ventures Incorporated transferable on the books of the corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until counter signed by the transfer agent and registered by the registrar. Dated January 01, 2009 countersigned and registered: vstock transfer llc transfer agent and registrar by: authorized signature chief executive officer

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	- as tenants in common	UNIF GIFT MIN ACT	Custodian
TEN ENT	- as tenants by the entireties		(Cust) (Minor)
JT TEN	- as joint tenants with the right of Survivorship and not as tenants In common	Act
State

Additional abbreviations may also be used through not in the above list.

For value received, herby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

, Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises

Dated

X

THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE. THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions)